UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2013

Hines Global REIT, Inc.
__________________________________
Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 13, 2013, Hines Interests Limited Partnership (“Hines”), the sponsor of Hines Global REIT, Inc. (“Hines Global”) issued a press release relating to Hines Global’s acquisition of the Mercedes-Benz Bank Building in Stuttgart, Germany on February 7, 2013. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein, as well as the information set forth in this Item 7.01 are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Items.

On February 7, 2013, a wholly-owned subsidiary of Hines Global REIT Properties LP (the “Operating Partnership”), which is a subsidiary of Hines Global, acquired the Mercedes-Benz Bank Building, an office building located in Stuttgart, Germany. The seller, DDE 24 Limited, is not affiliated with Hines Global or its affiliates.

The building consists of 263,038 square feet of rentable area that is 100% leased through January 2018 to Mercedes-Benz Leasing GmbH, an automotive bank.

The purchase price for the Mercedes-Benz Bank Building was €51.9 million (approximately $70.3 million based on a rate of $1.35 per EUR as of the transaction date), exclusive of transaction costs and working capital reserves. Hines Global funded the acquisition with available cash and a €34.7 million (approximately $47.0 million based on a rate of $1.35 per EUR as of the transaction date) mortgage loan with Landesbank Baden-Wurttemberg that matures on December 31, 2019. The mortgage loan has a floating interest rate of three-month EURIBOR plus 1.56%.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of Hines, dated February 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

February 13, 2013	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1*	Press Release of Hines, dated February 13, 2013
* Filed herewith